UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2013, United States Cellular Corporation (“U.S. Cellular”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), issued a press release announcing that Mary N. Dillon resigned as President and Chief Executive Officer of U.S. Cellular, effective at the end of the day on June 21, 2013, and that Kenneth R. Meyers had been appointed as President and Chief Executive Officer of U.S. Cellular, effective at the beginning of the day on June 22, 2013.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The following responds to each of the applicable requirements under Item 5.02.

(a)           N/A – Mary N. Dillon did not resign due to any disagreement with TDS or U.S. Cellular.

(b)           On June 18, 2013, Mary N. Dillon provided notice that she intended to resign as President and Chief Executive Officer and as a director of U.S. Cellular and Ms. Dillon resigned from such positions effective at the end of the day on June 21, 2013.

(c) (1)   On June 21, 2013, the U.S. Cellular board of directors appointed Kenneth R. Meyers as President and Chief Executive Officer of U.S. Cellular effective June 22, 2013, to hold such office until his successor is chosen and shall qualify or until his earlier resignation or removal.

(2)           Mr. Meyers is 59 years old.

There is no executory arrangement or understanding between Mr. Meyers and any other person pursuant to which he was selected to serve in any office of TDS or U.S. Cellular.

Mr. Meyers has no family relationship with any director or executive officer or person nominated or chosen by TDS or U.S. Cellular to become a director or executive officer of TDS or U.S. Cellular.

Mr. Meyers has been the Executive Vice President and Chief Financial Officer of TDS since 2007 and will continue to hold this office until further action is taken by TDS.  It is anticipated that TDS’ Bylaws will be amended to eliminate the office of Executive Vice President and Chief Financial Officer and to specify that the Controller will be the chief financial officer as well as the chief accounting officer, and that each of the Controller and Treasurer will report to the President.  At that time, Mr. Meyers will cease to hold the office of Executive Vice President and Chief Financial Officer of TDS.  However, under SEC rules, Mr. Meyers will continue to be deemed to be an executive officer of TDS as the President and Chief Executive Officer of U.S. Cellular, since this is a principal business unit of TDS.

Mr. Meyers also had been Vice President and Assistant Treasurer of U.S. Cellular since 2011. He ceased to hold this office upon his appointment as U.S. Cellular’s President and Chief Executive Officer on June 22, 2013.

In addition, Mr. Meyers had been Chief Accounting Officer of U.S. Cellular and Chief Accounting Officer of TDS Telecommunications Corporation, a subsidiary of TDS, between 2007 and 2011.

Prior to 2007, Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

Mr. Meyers is a Certified Public Accountant (inactive) and has an MBA from the Kellogg School of Management at Northwestern University and a BA from Loyola University.

Mr. Meyers is not, and has not been during the past five years, a director in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act (except that he is a director of each of TDS and U.S. Cellular), or any company registered as an investment company under the Investment Company Act of 1940.  Mr. Meyers has been a director of TDS since 2007 and a director of U.S. Cellular since 1999.  Mr. Meyers continues to hold such directorships.

Since the beginning of 2012, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which TDS or U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Meyers or any of his immediate family members had or will have a direct or indirect material interest.

(3)         Neither TDS nor U.S. Cellular has at this time entered into or materially amended any material plan, contract or arrangement with Mr. Meyers in connection with the foregoing.  Any material plan, contract or arrangement that is entered into or materially amended will be disclosed and filed on a Form 8-K within four business days to the extent required.

(d)           No action was taken or necessary to elect Mr. Meyers as a director since he is currently a director of TDS and U.S. Cellular and will continue to serve in such directorships.

(e)           U.S. Cellular did not enter into or materially amend any material compensatory plan, contract or arrangement as to which Mary N. Dillon is a party in connection with the foregoing.  Information with respect to Mr. Meyers is set forth above under Item 5.02(c)(3).

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	June 24, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	U.S. Cellular Press Release dated June 24, 2013